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UNIFOIL

Unifoil Corporation
12 Daniel Road East
Fairfield, NJ 07004

October 1, 2019

MOA between Unifoil Corporation and PaperWorks Industries, Inc.

I. **Purpose of this Memorandum**
This Memorandum of Agreement (MOA) outlines the agreement between UNIFOIL as a film laminator for PaperWorks Industries, Inc, (hereafter "PaperWorks").

II. **Term**
This MOA shall be in effect from the date signed and shall end on December 31, 2023. This MOA may not be modified and can be terminated with a 90-day written consent by either party.

III. **Roles and Expectations of the partners**

- PaperWorks will supply Unifoil requirements from the Packaging Sites for lamination.
  a. For CRB, UNIFOIL will purchase the board from Paperwork's Mills and add the price of the board plus 5% waste.
  b. For SBS, PAPERWORKS will purchase the board necessary for lamination with a board yield allowance of 5% for waste.
- UNIFOIL agrees not to make any changes to the specifications, materials, equipment or processes without the written approval of PaperWorks and an approved Qualification Plan.
- Unifoil will rent on a month by month basis, space necessary to store PaperWorks board shipped to Unifoil. The rent for this space will be $1.00per month. Paperwork's will not be responsible for any other space cost.
- PaperWorks will retain ownership of the SBS in the warehouse until processed by UNIFOIL. UNIFOIL will retain ownership for all CRB until processed by UNIFOIL
- Unifoil will maintain an accounting of PaperWorks owned SBS inventory in said rental space on a daily basis, and month end reports supplied on the 1st of the following month.
- UNIFOIL will execute a Landlord waiver in benefit to PaperWorks creditors to protect a first lien by the creditors.

IV. Terms: 2.5% /30 Net 31.

V. **Pricing:**
a. See attached Exhibit B dated 10/01/19 effective for all order placed 10/01/19 or after.
b. Pricing is full truck loads delivered, less than truckload shipments will be prepaid and billed.
- All new products outside this agreement must ~~be quoted and approved~~.
- Procedure for board purchased and supplied by PaperWorks will follow the written and approved procedure per Exhibit A.

VI. **Signatures**
Have each partner's representative sign and date the MOA. Make sure that the signatories have contractual authority for their organization.

Unifoil Corporation

Signatory Name: ~~Joseph Funicelli~~

Signature: [signature]

Date: 1(

PaperWorks Industries

Signatory Name: Christopher A. Duffany

Signature: [signature]

Date: 10-1-19